TBPE REGISTERED ENGINEERING FIRM F-1580FAX (713) 651-0849

1100 LOUISIANA    SUITE 4600HOUSTON, TEXAS 77002-5294TELEPHONE (713) 651-9191

EXHIBIT 23.2

CONSENT OF RYDER SCOTT COMPANY, L.P.

We have issued our report dated February 5, 2021 on estimates of proved reserves, future production and income attributable to certain royalty interests of Falcon Minerals Corporation and subsidiaries (“Falcon”) as of December 31, 2020.  As independent oil and gas consultants, we hereby consent to the inclusion our report and the information contained therein and information from our prior reserve reports referenced in this Annual Report on Form 10-K of Falcon (this “Annual Report”) and to all references to our firm in this Annual Report.  We hereby also consent to the corporation by reference of such reports and the information contained therein in the Registration Statement No. 333-227250 on Form S-3 and Registration Statement No. 333-228663 on Form S-8.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.

TBPE Firm Registration No. F-1580

Houston, Texas

March 12, 2021

SUITE  2800,  350  7TH  AVENUE, S.W.CALGARY, ALBERTA T2P 3N9TEL (403) 262-2799

633  17TH STREET, SUITE 1700DENVER, COLORADO 80202TEL (303) 339-8110